UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15279 Alton Parkway, Suite 100, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. – Other Events and Regulation FD Disclosure

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, two of the Registrant’s significant stockholders, Investor Growth Capital Ltd. and Investor Group LP (collectively, “IG”), adopted a trading plan to provide for an orderly disposition of a portion of their holdings of the Registrant’s Common Stock. IG’s trading plan provides for the sale of up to 100,000 shares each month (increasing to 125,000 shares if the volume weighted average of the Registrant’s Common Stock hits a certain predetermined value), subject to certain price limits, over a one year period beginning September 15, 2004. As of September 10, 2004, IG beneficially owned 3,952,630 shares of the Registrant’s Common Stock.

SEC Rule 10b5-1 allows stockholders to establish pre-arranged plans to sell a specified number of shares of company stock in accordance with a plan schedule. These plans permit stockholders to change their investment portfolio gradually. This minimizes the market effects of stock sales by spreading sales out over a more extended period of time rather than carrying out sales during limited trading windows following quarterly earnings announcements. It also avoids concerns about initiating stock transactions while aware of material nonpublic information. Once a plan is established, the stockholder does not retain or exercise any discretion over sales of stock under the plan and the pre-planned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material nonpublic information that the stockholder might receive.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

September 10, 2004	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer,
Chief Accounting Officer and
Vice President, Corporate Development